EXHIBIT 10.5

Summary of Executive Compensation

The following is a summary of the revised base salary compensation of Adept’s executive officers for calendar 2009 until revised.

Current Executive Officers	Revised Annual Base Salary (Calendar 2009)
John Dulchinos
President and Chief Executive Officer	$228,000
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer	$198,000
Joachim Melis
Vice President of Worldwide Sales	EUR 126,000
David Pap Rocki
Vice President of Worldwide Operations	$177,570